CORRESP 1 1234567890 xxxxxxxx CORRESP DOCUMENT ASSEMBLED FOR VALIDATION PURPOSES ONLY ON 8KSEC-LEKDisclosure

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) July 18, 2005

     L & L FINANCIAL HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA 000-32505 91-2103949

(State of Incorporation) (Commission File Number) (I.R.S.Employer Identification No.)

720 Third Avenue, Suite 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 8, 2004, the Registrant filed Form 8-K describing its acquisition of a 51% equity interest LiuZhou Liuerkong Machinery Company Limited's ("LEK"). The Registrant hereby amends such Form 8-K to provide additional information related to the acquisition and audited financial statements and pro-forma information with respect to the acquisition.

The audited financial statements have been audited by a Chinese accounting firm pursuant to auditing standards and procedures adopted in accordance with the standards promulgated by the Chinese Institute of CPAs (CICPA) and other regulatory agencies in China. The financial statements, notes and audit reports attached hereto have been translated by the Registrant.

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Part A. Material Variations between the Accounting Principles, Practices, and Methods between Chinese and United States Generally Accepted Accounting Principles

The Registrant, in consultation with current management of LEK, noted four (4) issues in the past LEK audit reports that required adjustment to comply with US GAAP. These practice occurred when the entity was under a different management team. The four adjustments, which are reflected in the pro forma information attached hereto, are summarized as follows:

1) Receivables Write-off upon Acquisition of LEK

According to the Chinese business and accounting practice, only receivables aged over 3 years are deemed uncollected, thus fully written off as bad debt. The Registrant conducted an accounts receivables review during its due diligence process. The Registrant determined that approximately US$ 9.5 million (RMB 77.9 million) of receivables should be written off as bad debt, prior to the LEK acquisition. As a result, the assets of LEK were reduced by the approx. US$ 9.5 million from the balance sheet to conservatively reflect the asset balance in 2004.

2) Two adjustments to the balance sheets

a) Net Assets adjustment in 2002FIn 2002, net assets of approx. US$ 13.47 million (RMB110.44 million) of several subsidiaries were not consolidated in the LEK 2002 financial statements. The unreported revenue was an oversight by the former management of LEK, when the entity was still a stated-owned-enterprise. This error was disclosed by the Chinese CPA in its audit report. The Registrant proposed and LEK new management agreed with the adjustment to include unreported income incurred in 2002.

b) Dividend Distribution adjustment in 2003 F In 2003, dividend consisting of cash and receivables in the value of approx US$ 610,000, (or MB5 million) were paid by LEK to its shareholders, including the local city government of Guangxi (the largest shareholder in 2003), even though LEK did not make any profit during that year. Such a distribution made in a year of operating loss, is not in compliance with the LEK company policy and Chinese corporate law, which prohibits a dividend distribution unless a corporation earns a profit during that year. After discussion with LEK management, the Registrant adjusted the books accordingly to properly correct the transaction and recorded the liability to be collected from the government.

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3) An Adjustment to Increase income and profit

In 2002, material sales of approx. US$ 9.68 million (or RMB79.38 million) and net profit of US$ 5.6 million (or RMB 46 million) generated from several subsidiaries were unreported in the 2002 income statement. The error was noted by the Chinese CPA. The Registrant after discussions with the LEK management adjusted this oversight to include unreported income in 2002.

Part B - Risks Related to Registrant's Acquisition of LEK

There are numerous risks in making investments in China. Some of the risks associated with the Registrant's acquisition of LEK are as follows:

Ownership of Land

Contrary to the out-right land ownership in the US, land in China is only leased to owners on a long term basis, ranging from 40 to 70 years. Currently, no law prohibits the continuing lease of the same land after the expiration of lease period.

Cultural, Political and Language Differences

There are material cultural, political and language differences between China and the United States, which make negotiations and doing business more difficult in China than in the United States. Further, trade with China has become a sensitive political issue in the United States, and various members of United States legislature have threatened trade sanctions against China due to its continuous trade surplus with the US. In addition, China's trade policies resulting in continuous strong economic growth, and its possible military buildup, may result in economic sanctions against China that could adversely affect the financial position and results of operations of the Registrant.

Uncertainty of Chinese Currency (RMB) exchange rate to the US Dollars

Currently, the Chinese RMB currency is set at a fixed rate against other foreign currencies and is not freely exchanged in the global market. The Chinese currency is considered by many to be under valued against other foreign currencies, and thus may appreciate against the US dollars when and if the Chinese Government allows a floating exchange rate. The United States has requested that China allow its currency exchange rate to float freely. Implications of currency fluctuation may or may not be favorable to the Registrant and its investments in China.

Reliance upon Key Management

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The future success of the Registrant's investments in China is dependent on the Chinese team of L&L, led by its CEO Dickson Lee, who understands both cultures and US accounting practices.

If one or more of the key personnel are unable or unwilling to continue in their present positions, the Registrant may not be able to easily replace them and may incur additional expenses to recruit and train new personnel. The Registrant's business could be severely disrupted and its financial condition and results of operations could be materially and adversely affected. Furthermore, since the industries the Registrant invests in are characterized by high demand and intense competition for talent, the Registrant may need to offer higher compensation and other benefits in order to attract and retain key personnel in the future. The Registrant cannot assure its investors that it will be able to attract or retain the key personnel needed to achieve its business objectives. Furthermore, the Registrant does not maintain key-man life insurance for any of its key personnel.

Director and Officers reside outside United States

Because most of the Registrant's directors and officers reside outside of the United States, it may be difficult for investors to enforce his or her rights against them or enforce United States court judgments against them in the PRC. After the consummation of acquisitions, most of the Registrant's assets are located outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights, to effect service of process upon the Registrant's directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of the Registrant's directors and officers under Federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws.

Insurance Coverage in China

The Registrant has a very limited business insurance coverage in China. The insurance industry in China is still at an early stage of development. In particular, insurance companies in China offer limited business insurance products. As a result, the Registrant does not have any business liability or disruption insurance coverage for its operations, nor for the LEK subsidiary in China. Any business disruption, litigation or natural disaster might result in its incurring substantial costs and the diversion of resources.

Chinese Legal System/Enforcement of Agreements, including Acquisition Agreements in China

The Chinese Legal System is in a developmental stage, and existing Chinese laws generally are not enforceable to the same extent as in the US. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, resulting in significant uncertainty as to the outcome of any

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litigation. Consequently, there is a risk that should a dispute arise between Registrant and any party with whom the Registrant has entered into a material agreement in China, the Registrant may be unable to enforce such agreements under the Chinese legal system. Chinese law will govern almost all of the Registrant's acquisition agreements, many of which may also require the approval of Chinese government agencies. Thus, the Registrant cannot assure investors that the target business will be able to enforce any of its material agreements or that remedies will be available outside China.

Moreover, the Registrant is aware that the PRC State Administration of Foreign Exchange ("SAFE") in January and April 2005 issued notices, known as Circular 11 and Circular 29, on certain issues relating to mergers and acquisitions by foreign investors. The purpose of Circulars is to require registration, disclosure and approval of cross-border capital transfers. Neither the Registrant nor the Chinese shareholders of LEK from whom the Registrant acquired shares of LEK have registered or received approval from SAFE in connection with the LEK transaction. While the Registrant believes that the intent of the regulations is to facilitate enforcement of fraudulent cross-border capital flows by PRC residents, it is unclear to what extent the regulations apply to the Registrant.

There are risks associated with the Registrant's business strategy contemplating growth

As a component of its growth strategy, the Registrant intends to continue to enhance its business development by acquiring other businesses. However, the Registrant's ability to grow through such acquisitions and joint ventures will depend on the availability of suitable acquisition candidates at an acceptable cost or at all, its ability to compete effectively to attract and reach agreement with acquisition candidates or joint venture partners on commercially reasonable terms, the availability of financing to complete larger acquisitions or joint ventures. In addition, the benefits of an acquisition or joint venture transaction may take considerable time to develop and the Registrant cannot assure investors that any particular acquisition or joint venture will produce the intended benefits. Moreover, the identification and completion of these transactions may require the Registrant to expend significant management and other resources.

ITEM 7.01 REGULATION FD DISCLOSURE

LEK Historical Evolution from a State Owned Enterprise (SOE) to a Private Owned Company:

Established in the 1950's, LEK was formerly known as Stated-Owned LiuZhou Number Two Air Compressor Factory. In 1994 the name changed to LiuZhou Li Feng Machinery Company Limited (Li Feng).

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On September 26, 1997, LiuZhou Universal Air Compressor Company Limited merged with Li Feng which name was changed to LiuZhou United Machinery Co. Ltd. The Liuzhou City People's government was the single largest shareholder.

On March 6, 2003, LiuZhou United Machinery Co. Ltd. changed its name to LEK, of which the Liuzhou City People's government owned about 58.83% . Other corporate shareholders held 25.08% and LEK employees owned 16.09% .

On October 23, 2003, LEK was privatized. All the shares held by the Liuzhou City People's government were transferred to LiuZhou Number Two Air Compressor Company Limited, the holding company of LEK. Consequently, LEK became a private-owned company.

When the privatization of LEK commenced, some workers became worried as they heard of a possible lay-off of several hundred workers. In the spring (January to March) of 2004, a labor strike broke out against the newly privatized LEK. After LEK management office was occupied by laid-off workers, police were called in. During the period, LEK production was down thus causing losses of sales and income. Mr. Wu, the senior management of LEK through his leadership ended the strike and kept LEK business moving forward.

On December 4, 2004, the Registrant entered a contract to acquire a 51% of LEK equity interest by purchasing a portion of Mr. Wu's personal shares. After the acquisition, the Registrant assigned its own accountants and advisors to LEK improving the operational efficiencies, inventory and internal controls of LEK. The Registrant is planning to lay off additional workers and bring in US technology to LEK and develop LEK products in the US market.

ITEM 8.01 OTHER EVENTS.

On June 30, 2005, the Registrant executed an agreement with an LEK shareholder pursuant to which the Registrant acquired an additional 9.4% equity voting interest in LEK. After the acquisition, the Registrant holds 60.4% of the outstanding equity of LEK. The Registrant believes that its additional interest in LEK will have a positive benefit to its business and shareholders.

In March 2005, the Registrant retained securities counsel to assist it to comply with its reporting and other responsibilities under federal and state securities laws.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired

99.1	2002 Audit Report (LiuZhou United Machinery Co. Ltd., former name of LEK) (English Translation by Registrant)

99.2	2003 Audit Report (LiuZhou Liuerkong Machinery Co. Ltd.) (English Translation by Registrant)

99.3	2004 Audit Report (LiuZhou Liuerkong Machinery Co. Ltd.) (English Translation by Registrant)

(b) Pro forma financial information
99.4	L&L Pro forma Statements for the year 2004 (un-audited pro forma financial information for the year ended April 30, 2004 as if L&L had acquired LEK at beginning of the year).

Forward-looking Statements

Certain statements made in this document, which are not historical facts, are forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the Registrant. The actual results of the specific items described in this document, and the Registrant's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the Registrant as of the date of this document, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties relating to the Registrant including, without limitation, the risks enumerated in Item 7.01 herein, as well as the Registrant's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the Registrant. The Registrant disclaims any obligation to update information contained in any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

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Date:	July [	], 2005	By: Dickson Lee, CPA

Dickson Lee, Chairman & CEO

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